Registration No. 33-__________



                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                              FORM S-8
      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                 FIRST OF AMERICA BANK CORPORATION
       (Exact Name of Registrant as Specified in Its Charter)

         MICHIGAN                         38-1971791
  (State of Incorporation)      (IRS Employer Identification No.)

                       211 South Rose Street
                     Kalamazoo, Michigan  49007
              (Address of Principal Executive Offices)

                 FIRST OF AMERICA BANK CORPORATION
                  DIRECTOR STOCK COMPENSATION PLAN
                      (Full Title of the Plan)

            Richard V. Washburn                   Copy to:
           Senior Vice President            David E. Riggs, Esq.
     First of America Bank Corporation        Howard & Howard
           211 South Rose Street              Attorneys, P.C.
        Kalamazoo, Michigan  49007               Suite 400
              (616) 376-9000               107 West Michigan Ave.
    (Name, Address and Telephone Number     Kalamazoo, Michigan
           of Agent for Service)                   49007




                                             CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
                                                        Proposed                Proposed
        Title of                                         Maximum                 Maximum                Amount of
    Securities to be          Amount to be           Offering Price             Aggregate             Registration
       Registered              Registered               per Share            Offering Price                Fee
------------------------------------------------------------------------------------------------------------------------

 Common Stock,           100,000                 $ 59.75    (3)          $ 5,975,000      (3)    $  1,811        (3)
 $10 par value (1)       shares  (2)
------------------------------------------------------------------------------------------------------------------------

  1    Also  includes  an  equal number  of  Rights  to  purchase
       shares  of  Registrant's  Series A   Junior  Participating
       Preferred Stock, which Rights are not (a) separable from the shares of Common Stock or (b) presently exercisable.

  2 Plus (in accordance with Rule 416) an indeterminate number of additional shares as may be issuable in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock of the Registrant resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments as provided in the above-referenced Director Stock Compensation Plan.

  3 Estimated in accordance with Rules 457(h) and (c) solely for the purpose of calculating the amount of the registration fee, based on the $59.75 average of the high and low prices reported for the Registrant's Common Stock on the New York Stock Exchange on April 14, 1997.


  Part II.  Information Required in the Registration Statement

  Item 3.  Incorporation of Documents by Reference

       The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant (File No. 1-10534) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference:

       (1) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996;

       (2)  the Registrant's  Current Reports  on Form  8-K dated
  January 15, 1997 and January 30, 1997;

       (3) the information contained in the Registrant's definitive Proxy Statement dated March 13, 1996 relating to its 1997 annual meeting of shareholders under the headings
  "Certain Federal Income Tax Consequences" within the section titled "(3) Approval of Director Stock Compensation Plan"; and

       (4) the description of the Registrant's Common Stock, $10.00 par value, and Series A Junior Participating Preferred Stock Purchase Rights which are contained in the Registrant's Registration Statements on Form 8-A dated April 30, 1990 and July 18, 1990, respectively filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

       All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

  Item 4.  Description of Securities

       Not applicable.

  Item 5.  Interests of Named Experts and Counsel

       Not applicable.

  Item 6.  Indemnification of Directors and Officers

       Sections  561  through   571  of  the  Michigan   Business
  Corporation Act (the "Act"), Article X of the Registrant's Restated Articles of Incorporation ("Articles") and Article V
  of the  Registrant's Bylaws  relate to  indemnification of  the
  Registrant's  directors  and  officers,  among  others,   in  a
  variety  of  circumstances  against   liabilities  arising   in
  connection  with  the   performance  of  their  duties.     The
  Registrant's    Articles    and   Bylaws    generally    permit
  indemnification to the same extent provided by the Act.

       The Act provides for indemnification of directors and officers acting in good faith and in a manner they reasonably believe to be in or not opposed to the best interest of the Registrant (and, if a criminal proceeding, who have no reasonable cause to believe their conduct to be unlawful) against (i) expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit or proceeding (other than an action by, or in the right of the Registrant) arising out of a position with the Registrant (or with some other entity at the Registrant's request) and (ii) expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending, or completed actions or suits by or in the right of the Registrant, unless the director or officer is found liable to the Registrant and an appropriate court does not determine that he or she is nevertheless fairly and reasonably entitled to indemnity. The Act requires indemnification for expenses to the extent that a director or officer is successful in defending against any such action, suit or proceeding, and otherwise requires in general that the indemnification provided for in (i) and (ii) above be made only on a determination by a majority vote of a quorum of the Board of Directors who were not parties to or threatened to be made parties to the action, suit, or proceeding, by a majority vote of a committee of not less than two disinterested directors, by independent legal counsel, by all independent directors not parties to or threatened to be made parties to the action, suit or proceeding, or by the shareholders, that the applicable standards of conduct were met. In certain circumstances, the Act further permits advances to cover such expenses before a final determination that indemnification is permissible, upon receipt of an undertaking, which need not be secured, by or on behalf of the directors or officers to repay such amounts unless it shall ultimately be determined that they are entitled to indemnification.

       Indemnification under the Act is not exclusive of other rights to indemnification to which a person may be entitled under the Articles, the Bylaws or a contractual agreement.

       The Act permits the Registrant to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with the Registrant, whether or not such liabilities would be within the foregoing indemnification provisions. Pursuant to this authority, the Registrant maintains such insurance on behalf of its directors and officers.

  Item 7.  Exemption from Registration Claimed

       Not applicable.

  Item 8.  Exhibits

       The following Exhibits are filed or incorporated by reference as part of this Registration Statement:

  4.   (a)  Restated  Articles  of   Incorporation  of  First  of
            America Bank Corporation (incorporated by reference to Exhibit (3) to the Registrant's Quarterly Report
            Form 10-Q (File  No. 1-10534) for  the quarter  ended
            September 30, 1992).

       (b) Bylaws of First of America Bank Corporation (incorporated by reference to Exhibit (3) to the Registrant's Quarterly Report on Form 10-Q (File No. 1-10534) for the quarter ended March 31, 1996).

       (c) Rights Agreement between First of America Bank Corporation and First of America Bank - Michigan, N.A., as Rights Agent, dated as of July 18, 1990 (incorporated herein by reference to Exhibit (4) to Registrant's Current Report on Form 8-K (File No. 0-
            6469) dated July 18, 1990).

  5.   Opinion and Consent of Howard & Howard Attorneys, P.C.

  15.  Not applicable.

  23.  (a)  Consent of KPMG Peat Marwick LLP.

       (b)  Consent   of   Howard &   Howard   Attorneys,    P.C.
            (incorporated by reference to Exhibit 5 to this Registration Statement).

  24.  Not applicable.

  99.  First   of  America   Bank   Corporation   Director  Stock
       Compensation Plan, as amended, February 19, 1997.

  Item 9.  Undertakings

       (a)  The undersigned Registrant hereby undertakes:

            (1)  to file,  during any period  in which offers  or
                 sales   are   being   made,   a   post-effective
                 amendment to this Registration Statement:

                 (i)  to  include  any  prospectus  required   by
                      Section 10(a)(3)  of the  Securities Act of
                      1933;

                 (ii) to reflect in  the prospectus any facts  or
                      events arising after the effective  date of
                      the  Registration  Statement (or  the  most
                      recent  post-effective  amendment  thereof)
                      which,  individually  or in  the aggregate,
                      represent  a  fundamental  change  in   the
                      information  set forth  in the Registration
                      Statement;

                (iii) to  include  any material  information with
                      respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;


            provided,  however,  that  paragraphs  (a)(1)(i)  and
            (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
            Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the Registrant's annual report pursuant to
            Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (h)  Insofar  as  indemnification for  liabilities arising
            under  the  Securities   Act  may  be   permitted  to
            directors, directors and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion  of the  Commission, such indemnification
            is  against   public  policy  as   expressed  in  the
            Securities Act and is, therefore,  unenforceable.  In
            the event that  a claim  for indemnification  against
            such  liabilities  (other than  the  payment  by  the
            Registrant  of  expenses  incurred   or  paid  by   a
            director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by director,  officer
            or  controlling   person  in   connection  with   the
            securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been  settled by controlling  precedent, submit  to a
            court   of  appropriate   jurisdiction  the  question
            whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                               SIGNATURE

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalamazoo, State of Michigan, on April 16, 1997.

                      FIRST OF AMERICA BANK CORPORATION


                      By:  /s/ RICHARD V. WASHBURN
                           Richard V. Washburn
                           Senior Vice President and Secretary

                     POWER OF ATTORNEY

       The undersigned officers and directors of First of America Bank Corporation, a Michigan corporation, do hereby constitute and appoint Richard F. Chormann, Thomas W. Lambert, and Richard V. Washburn, and each of them, the lawful attorneys and agents or attorney and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

       IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the 16th day of April, 1997.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 16th day of April, 1997.

/S/  RICHARD F. CHORMANN        Director, Chairman and
     Richard F. Chormann        Chief Executive Officer
                                (Principal Executive Officer)

/S/  THOMAS W. LAMBERT          Executive Vice President and
     Thomas W. Lambert          Chief Financial Officer
                                (Principal Financial Officer
                                and Principal Accounting
                                Officer)

/S/  JON E. BARFIELD            Director
     Jon E. Barfield

/S/  JOHN W. BROWN              Director
     John W. Brown

/S/  JOSEPH J. FITZSIMMONS      Director
     Joseph J. Fitzsimmons

/S/  JOEL N. GOLDBERG           Director
     Joel N. Goldberg

/S/  CLIFFORD L. GREENWALT      Director
     Clifford L. Greenwalt

/S/  ROBERT L. HETZLER          Director
     Robert L. Hetzler

/S/  DOROTHY A. JOHNSON         Director
     Dorothy A. Johnson

/S/  MARTHA MAYHOOD MERTZ       Director
     Martha Mayhood Mertz

/S/  DANIEL R. SMITH            Director
     Daniel R. Smith

/S/  LEY S. SMITH               Director
     Ley S. Smith

/S/  JAMES S. WARE              Director
     James S. Ware

                         EXHIBIT INDEX


  Number

  5      Opinion of Howard &  Howard  Attorneys,  P.C., including
         Consent

  23(a)  Consent of KPMG Peat Marwick LLP

  99     First  of  America   Bank  Corporation   Director  Stock
         Compensation Plan, as amended February 19, 1997


              HOWARD & HOWARD ATTORNEYS, P.C.

                     April 16, 1997

  First of America Bank Corporation
  211 South Rose Street
  Kalamazoo, Michigan  49007

  Attention:  Richard V. Washburn

  Greetings:

       We have acted as counsel to First of America Bank Corporation (the "Company") in connection with the preparation and filing of a registration statement on Form S-8 (the
  "Registration Statement") under the Securities Act of 1933, registering an additional 100,000 shares of the Company's Common Stock, par value $10 per share, issuable as awards of common stock or restricted stock or upon exercise of stock options granted to directors or other persons serving in advisory positions for the Company or a subsidiary of the Company pursuant to the First of America Bank Corporation Director Stock Compensation Plan (the "Plan"), which Plan was adopted by resolution of the Board of Directors of the Company (the "Board") on February 21, 1996, amended by the Board on February 19, 1997 and approved by shareholders on April 16, 1997.

       We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate
  records,   certifies,  and   other   documents   and  conducted
  interviews with officers as we considered necessary or appropriate for the purpose of this opinion.

       It is our opinion that the Common Stock of the Company, when issued as provided in the Plan, will be legally issued, fully paid, and non-assessable.

       We  hereby  consent  to the  filing  of  this  opinion  as
  Exhibit 5 to the Registration Statement.

       This opinion is rendered pursuant to Item 8 of Form S-8 and Item 601 of Regulation S-K and may be relied upon only by the Company and the Securities and Exchange Commission and may not be used, quoted or referred to and/or filed with any other person without our prior written permission.

                 Very truly yours,

                 HOWARD & HOWARD ATTORNEYS, P.C.


                 /s/ MELANIE MAYO WEST
                 Melanie Mayo West



                                                  Exhibit 23(a)






  The Board of Directors
  First of America Bank Corporation:


       We consent to the incorporation by reference in the Registration Statement on Form S-8 of First of America Bank Corporation, of our report dated January 14, 1997 on the consolidated financial statements of First of America Bank Corporation, as of December 31, 1996 and 1995 and for each of the years in the three year period ended December 31, 1996, which report is included in the 1996 Annual Report on Form 10-K of First of America Bank Corporation.



                      /s/ KPMG Peat Marwick LLP
                      KPMG PEAT MARWICK LLP


  Chicago, Illinois
  April 16, 1997


                                                     EXHIBIT 99

                 FIRST OF AMERICA BANK CORPORATION
                  DIRECTOR STOCK COMPENSATION PLAN

                         SECTION I - PLAN

  1.1 Plan. First of America Bank Corporation, a Michigan corporation, established the Director Deferred Compensation Plan effective April 1, 1996 for the purpose of providing a means for Directors of the Company and Participating Companies to accumulate savings through deferral of the payment of their Director's Fees, and to defer the taxation of such fees. The amended and restated Plan, renamed the First of America Bank Corporation Director Stock Compensation Plan, will become effective on the date of its adoption by the Board, provided that the Plan is approved by shareholders of the Company (excluding holders of shares of Stock, Restricted Stock or Stock Options issued by the Company under this
       Plan) within twelve months after that date. If the Plan is not approved by the shareholders of the Company, any Stock, Restricted Stock or Stock Options granted under this Plan will be rescinded and void. Deferrals made previously under the Director Deferred Compensation Plan, as well as Phantom Stock credits made under this Plan, will, however, continue to be valid in such event. This Plan will remain in effect until it is terminated by the Board under Section 13.3 hereof.

  1.2 Purpose. In addition to the original intent of the Director Deferred Compensation Plan, the amended and restated Plan has the purpose of advancing the interests of the Company and its shareholders by helping the Company attract and retain the services of highly qualified Directors, upon whose judgment, initiative and efforts the Company is substantially dependent. The Plan also has the objective of paying a portion of Director's Fees in Equity Compensation to encourage Stock ownership by such Directors and to further align their interests with those of other shareholders.

                   SECTION II - DEFINITIONS

  2.1 The following words and phrases have the respective meanings stated below unless a different meaning is plainly required by the context:

       (a)  "1934 Act" means the Securities Exchange Act of
            1934, as amended.

       (b) "Beneficiary" means any person who is entitled to receive Phantom Stock Account distributions, Stock
            Options or Restricted Stock under this Plan after the death of a Director pursuant to Section 11.1.

       (c) "Board" or "Board of Directors" means the Board of Directors of the Company, or any other entity authorized to act on its behalf.

       (d) A "Change in Control" of the Company shall have occurred:

            (i) on the fifth day preceding the scheduled expiration date of a tender offer by, or exchange offer by any corporation, person, other entity or group (other than the Company or any of its wholly owned subsidiaries), to acquire Voting Stock of the Company if:

                 a.   after giving effect to such offer such
                      corporation, person, other entity or group would own twenty-five percent (25%) or more of the Voting Stock of the Company;

                 b. there shall have been filed documents with the Securities and Exchange Commission ("SEC") in connection therewith (or, if no such filing is required, public evidence that the offer has already commenced); and

                 c. such corporation, person, other entity or group has secured all required regulatory approvals to own or control twenty-five percent (25%) or more of the Voting Stock of the Company;

            (ii) if the shareholders of the Company approve a
                 definitive agreement to merge or consolidate the Company with or into another corporation in a transaction in which neither the Company nor any of its wholly owned subsidiaries will be the surviving corporation, or to sell or otherwise dispose of all or substantially all of the Company's assets to any corporation, person, other entity or group (other than the Company or any of its wholly owned subsidiaries), and such definitive agreement is consummated;

           (iii) if any corporation, person, other entity or group (other than the Company or any of its wholly owned subsidiaries) becomes the Beneficial Owner (as defined in the Company's Articles of Incorporation) of stock representing twenty-five percent (25%) or more of the Voting Stock of the Company; or

            (iv) if during any period of two (2) consecutive
                 years Continuing Directors cease to comprise a majority of the Company's Board of Directors.

       (e) "Code" means the Internal Revenue Code of 1986, as amended.

       (f)  "Committee" means the Nominating and Compensation
            Committee of the Company's Board of Directors.

       (g)  "Company" means First of America Bank Corporation, a
            Michigan corporation and its successor or successors.

       (h)  "Continuing Director" means:

            (i) any member of the Board of Directors of the Company at the beginning of any period of two
                 (2) consecutive years; and

            (ii) any person who subsequently becomes a member of
                 the Board of Directors of the Company; if

                 a. such person's nomination for election or election to the Board of Directors of the Company is recommended or approved by resolution of a majority of the Continuing Directors; or

                 b. such person is included as a nominee in a proxy statement of the Company distributed when a majority of the Board of Directors of the Company consists of Continuing Directors.

       (i)  "Deferring Director" means a Director or former
            Director for whom a Phantom Stock Account has been established under the Plan.

       (j) "Designated Committee" means the Company's Unified Audit Committee, the Company's Unified Trust Committee and any other committee advisory board designated by the Committee to be subject to the provisions of this Plan.

       (k) "Designated Equity Compensation" means the percentage or amount of Director's Fees established by the Committee, which will be payable in a form of Equity Compensation.

       (l) "Director" means a member of the Board of Directors or a member of the board of directors of a Participating Company, who is entitled to receive
            Director's Fees. Solely for purposes of this Plan, the term "Director" shall also include any person serving on a Designated Committee.

       (m) "Director's Fees" means the board and committee meeting fees and the board and committee retainer fees, including fees to serve as a chairperson of a board or committee or any other fees, payable to Directors for their service as Directors, as established by the Company or a Participating Company.

       (n) "Disability" has the same meaning as "permanent and total disability," as defined in Section 22(e)(3) of the Code.

       (o) "Entry Date" means the first day of each Plan Year or the first day of service as a Director.

       (p) "Equity Compensation" means compensation in the form of Stock, Restricted Stock, Phantom Stock, or Stock
            Options.

       (q) "Fair Market Value" means as of the date in question, the market price per share of Stock determined by the Committee and to the extent consistent therewith:

            (i) if the Stock was traded on a national stock exchange as of the date in question, then the Fair Market Value will be equal to the average of the high and low prices reported by the applicable composite transactions report for such date or, if no trading occurred on the applicable exchange for that date, for the latest trading date prior to such date;

            (ii) if the Stock was traded on any other
                 established market as of the date in question, then the Fair Market Value will be equal to the average of the high and low prices reported for such date or, if no trading occurred on the applicable exchange for that date, for the latest trading date prior to such date; or

           (iii) if neither of the foregoing provisions is applicable, then the Fair Market Value will be determined by the Committee on good faith on such basis as it deems appropriate.

       (r) "Optional Equity Compensation" means the percentage or amount of Director's Fees other than the Designated Equity Compensation.

       (s) "Option Price" with respect to any particular Stock Option means the exercise price at which the Optionee may acquire a share of Option Stock called for under such Stock Option.

       (t) "Option Stock" means Stock issued or issuable by the Company pursuant to the valid exercise of a Stock
            Option.

       (u) "Optionee" means a Director to whom a Stock Option is granted hereunder, and any transferee of such Stock Option received pursuant to a transfer authorized under this Plan.

       (v) "Participating Company" means any wholly owned subsidiary of the Company, any wholly owned subsidiary of such a subsidiary, or any other company designated by the Company.

       (w)  "Pension Plan" means the First of America Bank
            Corporation Employees' Retirement Plan.

       (x) "Phantom Stock" means a share equivalent whose value is based upon the value of one share of Stock.

       (y) "Phantom Stock Account" means any bookkeeping account established for maintaining Phantom Stock credits under this Plan.

       (z) "Plan" means the First of America Bank Corporation Director Stock Compensation Plan, formerly known as the First of America Bank Corporation Director Deferred Compensation Plan, as herein set forth.

       (aa) "Plan Year" means the period commencing each year on the day of that year's Annual Meeting of Shareholders of the Company and ending the following year on the day prior to that year's Annual Meeting of Shareholders.

       (ab) "Restricted Stock" means Stock issued by the Company which is subject to the restrictions imposed in
            Section 4.5 of this Plan.

       (ac) "Restricted Stock Agreement" means an agreement between the Company and a Director to evidence the terms and conditions of the issuance of Restricted
            Stock hereunder.

       (ad) "Restricted Stockholder" means a Director to whom any Restricted Stock is issued hereunder, and any transferee of such Stock received pursuant to a Transfer required by law.

       (ae) "Retirement" means Separation from Service, as a Director on a board or Designated Committee after attaining age 60.

       (af) "Separation from Service" means the cessation of service as a Director for any reason. If a Director serves on more than one board or Designated Committee of the Company or Participating Companies, a Separation from Service shall not be deemed to have occurred until the cessation of service as a Director on all such boards or Designated Committees.

       (ag) "Stock" means the Company's common stock.

       (ah) "Stock Option" means a right granted pursuant to this Plan entitling the Optionee to acquire one share of Stock issued by the Company.

       (ai) "Stock Option Agreement" means an agreement between the Company and a Director to evidence the terms and conditions of the issuance of Stock Options hereunder.

       (aj) "Transfer," with respect to Option Stock or Restricted Stock, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of such Stock, including without limitation an assignment for the benefit of creditors of the Optionee or the Restricted Stockholder, a transfer by operation of law, such as a transfer by will or under the laws of descent and distribution, an execution of judgment against the Option Stock or Restricted Stock or the acquisition of record or beneficial ownership thereof by a lender or creditor, a transfer pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for estate planning purposes) under which a part or all of the shares of Option Stock or Restricted Stock are transferred or awarded to the spouse of the Optionee or Restricted Stockholder or are required to be sold, or a transfer resulting from the filing by the Optionee or Restricted Stockholder of a petition for relief, or the filing of an involuntary petition against such Optionee or Restricted Stockholder, under the bankruptcy laws of the United States or of any other nation.

       (ak) "Valuation Date" means June 30th, September 30th,
            December 31st, March 31st of each Plan Year and such other dates as are designated by the Board or Committee to value the Phantom Stock Accounts of Deferring Directors under this Plan.

       (al) "Voting Stock" means those shares of the Company entitled to vote generally in the election of directors.

                   SECTION III - PLAN FEATURES

  3.1 Designated Equity Compensation. At least 45 days prior to the commencement of each Plan Year, the Committee may establish the Designated Equity Compensation for all Director's Fees and the forms of Equity Compensation which may be elected by Directors for payment of such Designated Equity Compensation. In no event shall the Designated Equity Compensation for the Board be less than 50% of Board retainer fees. The Designated Equity Compensation determinations and forms of available Equity Compensation approved by the Committee for previous years remain in effect unless changed in accordance with this
       Section 3.1. Pursuant to Section 4.1, Directors will elect the desired form or forms of available Equity Compensation payable. If the Board does not establish Designated Equity Compensation for a type of Director's Fees, the Designated Equity Compensation for such fees will be zero, except in the case of Board retainer fees where the Designated Equity Compensation will be 50% of such fees.

  3.2 Optional Equity Compensation. With respect to the Optional Equity Compensation, unless the Committee determines otherwise at least 45 days prior to the commencement of each Plan Year, Directors may elect to receive Stock, Phantom Stock or Stock Options instead of cash, pursuant to Section 5.2. The limitations on the forms of available Optional Equity Compensation approved by the Committee for previous years remain in effect unless changed in accordance with Section 3.2.

  3.3 Shares Reserved Under the Plan. Subject to Sections 13.2 and 13.4 of this Plan, the aggregate number of shares of Stock, including Option Stock and Restricted Stock, that may be issued and outstanding pursuant to the granting of Stock, the exercise of Stock Options and the granting of Restricted Stock under this Plan (the "Stock Pool") will not exceed 100,000 shares. Also subject to Sections 13.2 and 13.4, the aggregate number of shares of Stock, including Option Stock and Restricted Stock that may be issued under this Plan to any individual will not exceed 10,000 shares. Shares of Restricted Stock that are forfeited, as described in subsection 6.1(c) and shares of Option Stock withheld as payment of an Option Price and/or tax withholding liability as described in subsection 7.1(d) may be added back into the Stock Pool and reissued. Shares of Option Stock that would have been issuable pursuant to Stock Options, but that are no longer issuable because all or part of those Stock
       Options have terminated or expired may also be added back into the Stock Pool to be available for issuance. The Company may purchase shares on the open market or issue authorized shares but unissued shares to satisfy its obligations under the Plan.

            SECTION IV - DESIGNATED EQUITY COMPENSATION

  4.1 Timing of Designated Elections. If an election is required for an upcoming Plan Year, at least 30 days prior to the first day of such Plan Year, a Director shall make a written election as to the form or forms of available Equity Compensation desired for payment and/or deferral of the Designated Equity Compensation (the "Designated Election"). If a Director is elected or appointed after the first payment of Director's Fees in a Plan Year, the Director's Designated Election must be made prior to the effective date of such election or appointment.

  4.2 Method of Designated Election. Except as the Committee may otherwise provide, Directors may choose more than one form of available Equity Compensation for payment and/or deferral of the Designated Equity Compensation. As long as a Director's Designated Election is consistent with the available forms of Equity Compensation, unless the Director notifies the Committee of a change, the Director's Designated Election shall remain in effect until Separation from Service. If a Director's Designated Election is not consistent with the available forms of Equity Compensation, the Director must make a new Designated Election in accordance with Section 4.1. If a Director fails to make a necessary Designated Election with respect to all or a portion of the Director's Designated Equity Compensation, payment of such amount will be made in Stock pursuant to Section 4.4, unless Stock is not an available form of Designated Equity Compensation in the Plan Year, in which case the Committee shall determine the form of payment. If a Director serves on more than one board or Designated Committee of the Company or Participating Companies, a separate election shall be required for the Director's Fees for each such board or Designated Committee.

  4.3  Change in Designated Election.  Any change in a
       Director's Designated Election will not take effect until a subsequent Entry Date. All changes must be made in accordance with Section 4.1. In the event of a change in the Director's Fees, the amount of Stock, Restricted
       Stock, Phantom Stock or Stock Options to be received will be adjusted proportionately as soon as practicable with respect to such changed Director's Fees, without action by the Director.

  4.4 Stock. If a Director receives or elects to receive Stock in payment of the Designated Equity Compensation, the Company shall determine the number of shares of Stock with a Fair Market Value equal to the Designated Equity Compensation of the Director's Fees as of the date on which any Director's Fees become payable. For a participant in the First of America Shareholders Investment Plan, whole and fractional shares will be added to the Director's account under that plan as soon as practicable after such date. For any other Director, shares in an amount rounded to the nearest whole share will be delivered to the Director or an account designated by the Director.

  4.5 Restricted Stock. If a Director receives or elects to receive Restricted Stock in payment of the Designated Equity Compensation, as of any date on which Director's Fees become payable to that Director, the Company shall issue to the Director and hold in escrow pursuant to subsection 6.1(d)(iii) a number of shares of Restricted Stock equal to the number of shares of Stock, rounded to the nearest whole share, which would be issuable to the Director under Section 4.4.

  4.6 Phantom Stock. If a Director receives or elects to receive Phantom Stock for deferral of the Designated Equity Compensation, the Director's Phantom Stock Account shall be credited with a number of whole and fractional units of Phantom Stock equal to the number of whole and fractional shares of Stock which would be issuable under
       Section 4.4, as of any date on which Director's Fees become payable to that Director. In addition, as actual dividends are paid on Stock, Phantom Stock Accounts will be credited with a number of whole and fractional units of Phantom Stock as if the same dividends were paid on Phantom Stock and immediately reinvested in Phantom Stock. Dividend credits will be made based on the number of units of Phantom Stock credited to a Phantom Stock Account as of the dividend record date for Stock.

  4.7 Stock Options. If a Director receives or elects to receive Stock Options in payment of the Designated Equity Compensation, as of any date on which Director's Fees become payable to that Director, the Director shall receive a number of Stock Options based on the following formula:

            [Number of whole and fractional shares of Stock which would be issuable under Section 4.4] multiplied by [Multiplier]

            The "Multiplier" referred to above shall be established by the Committee annually 45 days prior to the beginning of each Plan Year, but may be changed as frequently as the Committee deems appropriate. The value of the Multiplier shall be determined based on a reasonable option valuation method such that the value of the Stock Options granted reasonably approximates the equivalent value of the Director's Fees payable in Stock Options, but shall in no event exceed ten (10).

               SECTION V - OPTIONAL EQUITY COMPENSATION

  5.1 Participation. Unless a Director has made an election in accordance with Section 5.2 to receive all or any portion of Optional Equity Compensation in Stock, Phantom Stock and/or Stock Options (the "Optional Election"), on any date on which Director's Fees become payable to a Director, he or she will be paid in cash an amount equal to the Optional Equity Compensation. Any Optional Election becomes effective as of the first Entry Date coincident with or following the Director's appointment or election as a Director. If the Director declines to make an Optional Election at the initial Entry Date, the Director may make an Optional Election effective upon any subsequent Entry Date.

  5.2 Timing of Optional Elections. At least 30 days prior to the first day of a Plan Year, unless the Committee determines otherwise pursuant to Section 3.2, a Director may make an Optional Election by giving written notice authorizing payment of Optional Equity Compensation in Stock, Stock Options and/or deferral of Optional Equity Compensation through receipt of Phantom Stock. If a Director is elected or appointed after the first payment of Director's Fees in a Plan Year, the Director's Optional Election must be made prior to the effective date of such election or appointment.

  5.3 Method of Optional Election. Except as the Committee may otherwise provide, Directors may choose more than one form of Equity Compensation for payment and/or deferral of the Optional Equity Compensation. Unless the Director notifies the Committee of a change, the Director's Option Elections shall remain in effect until Separation from Service. If a Director serves on more than one board or Designated Committee of the Company or Participating Companies, a separate Optional Election shall be required for the Director's Fees for each such board or Designated Committee.

  5.4  Change in Optional Election.  Any change in a Director's
       Optional Election will not take effect until a subsequent
       Entry Date.  All changes must be made in accordance with
       Section 5.3.  In the event of a change in the Director's
       Fees, the amount of Stock, Stock Options or Phantom Stock to be received will be adjusted proportionately as soon as practicable with respect to such changed Director's
       Fees, without action by the Director.

  5.5 Stock. If a Director elects to receive Stock in payment of the Optional Equity Compensation of certain Director's Fees, the Company shall determine the number of shares of Stock with a Fair Market Value equal to the Optional Equity Compensation of such Director's Fees as of the date on which any Director's Fees become payable. For a participant in the First of America Shareholders Investment Plan, whole and fractional shares will be added to the Director's account under that plan as soon as practicable after such date. For any other Director, shares in an amount rounded to the nearest whole share will be delivered to the Director or an account designated by the Director.

  5.6 Phantom Stock. If a Director elects to receive Phantom Stock for deferral of the Optional Equity Compensation, the Director's Phantom Stock Account shall be credited with a number of whole and fractional shares of Phantom Stock equal to the number of whole and fractional units of Stock which would be issuable under Section 5.5, as of any date on which Director's Fees become payable to that Director. In addition, as actual dividends are paid on Stock, Phantom Stock Accounts will be credited with a number of whole and fractional units of Phantom Stock as if the same dividends were paid on Phantom Stock and immediately reinvested in Phantom Stock. Dividend credits will be made based on the number of units of Phantom Stock credited to a Phantom Stock Account as of the dividend record date for Stock.

  5.7 Stock Options. If a Director elects to receive Stock Options in payment of the Optional Equity Compensation, as of any date on which Director's Fees become payable to that Director, the Director shall receive a number of Stock Options based on the following formula:

            [Number of whole and fractional shares of Stock which would be issuable under Section 5.5] multiplied by [Multiplier]

            The "Multiplier" referred to above shall be established by the Committee annually 45 days prior to the beginning of each Plan Year, but may be changed as frequently as the Committee deems appropriate. The value of the Multiplier shall be determined based on a reasonable option valuation method such that the value of the Stock Options granted reasonably approximates the value of the Director's Fees payable in Stock Options, but shall in no event exceed ten (10).

                 SECTION VI - RESTRICTED STOCK

  6.1 Terms of Restricted Stock Agreements. All issuances of Restricted Stock made in a single Plan Year pursuant to this Plan will be evidenced by one Restricted Stock Agreement between the Company and the Director to whom such Restricted Stock is issued, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan. The terms of a Restricted Stock Agreement shall apply equally to all issuances of Restricted Stock made in the Plan Year to which the Restricted Stock Agreement relates except that Restricted Stock Vesting Periods will differ based on timing of each issuance. Without limiting the foregoing, the following terms and conditions will be considered part of each Restricted Stock Agreement (unless otherwise stated therein):

       (a) Covenants of Restricted Stockholder. Nothing contained in this Plan, any Restricted Stock Agreement or in any other agreement executed in connection with the issuance of Restricted Stock under this Plan will confer upon any Restricted Stockholder any right with respect to the continuation of the Director's status as a Director of the Company or a Participating Company or member of a Designated Committee.

       (b) Restricted Stock Vesting Periods. Except as otherwise provided herein, the period or periods of time during which shares of Restricted Stock will be subject to the restrictions imposed under this Plan or any other restrictions (the "Restricted Stock Vesting Period") shall be specified in the Restricted Stock Agreement. Restricted Stock Vesting Periods shall be determined by the Committee in its discretion, but shall not exceed ten years for full vesting. All shares of Restricted Stock shall become immediately and fully vested upon a Change in Control of the Company.

       (c) Forfeiture of Restricted Stock. To the extent that the applicable Restricted Stock Vesting Period has not elapsed, each share of Restricted Stock, subject to the discretion of the Committee, shall be forfeited immediately as of the date the Restricted Stockholder ceases to be a Director for any reason.

       (d)  Restrictions on Transfer of Restricted Stock

            (i)  General Rule on Transfers of Restricted Stock.
                 Restricted Stock may be transferred only if required by law. All Transfers of Restricted
                 Stock not meeting the conditions set forth in this subsection are expressly prohibited.

            (ii) Effect of Prohibited Transfer.  Any prohibited
                 Transfer of Restricted Stock is void and of no effect. Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertaking or right under this subsection 6.1(d), or exercise any other legal or equitable remedy.

           (iii) Escrow. All shares of Restricted Stock issued pursuant to this Plan will be held in escrow by the Company so long as the shares of Restricted Stock are subject to any restrictions under this Plan or under a Restricted Stock Agreement. Each Restricted Stockholder acknowledges that the Secretary of the Company (or the Director's designee) is appointed as the escrow holder with the authority to take all such actions and to effectuate all such Transfers and/or releases as are in accordance with the terms of this Plan as a material inducement to the issuance of shares of Restricted Stock under this Plan, that the appointment is coupled with an interest, and that it accordingly will be irrevocable. The escrow holder will not be liable to any party to a Restricted Stock Agreement (or to any other party) for any actions or omissions unless the escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine.

       (e) Compliance with Law. Notwithstanding any other provision of this Plan, Restricted Stock may be issued pursuant to this Plan only after there has been compliance with all applicable federal and state tax and securities laws.

       (f) Stock Certificates. Certificates representing the Restricted Stock issued pursuant to this Plan will bear all legends required by law and necessary to effectuate this Plan's provisions. The Company may place a "stop transfer" order against shares of the Restricted Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this subsection 6.1(f) have been complied with.

       (g) Market Standoff. To the extent requested by the Company and any underwriter of securities of the Company in connection with a firm commitment underwriting, no Restricted Stockholder of any shares of Restricted Stock will sell or otherwise Transfer any such shares not included in such underwriting, or not previously registered pursuant to a registration statement filed under the 1933
            Act, during the 120-day period following the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such offering.

       (h) Other Provisions. The Restricted Stock Agreement may contain such other terms, provisions and conditions, including such special forfeiture conditions, rights of repurchase, rights of first refusal and other restrictions on Transfer of Restricted Stock issued hereunder, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

                    SECTION VII - STOCK OPTIONS

  7.1 Terms of Stock Option Agreements. All Stock Options granted in a single Plan Year pursuant to this Plan will be evidenced by one Stock Option Agreement between the Company and the Director to whom such Stock Option is granted, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan. The terms of a Stock Option Agreement shall apply equally to all grants of Stock Options made in the Plan Year to which the Stock Option Agreement relates, except that Option Prices will differ based on the timing of each grant. Without limiting the foregoing, the following terms and conditions will be considered a part of each Stock Option Agreement (unless otherwise stated therein):

       (a) Covenants of Optionee. Nothing contained in this Plan, any Stock Option Agreement or in any other agreement executed in connection with the granting of a Stock Option under this Plan will confer upon any Optionee any right with respect to the continuation of the Director's status as a Director of the Company or a Participating Company or member of a Designated Committee.

       (b) Stock Option Vesting. Except as otherwise provided herein, the Committee in its discretion may specify a period of time within which each Stock Option will vest and first become exercisable. All Stock Options granted without specific vesting provisions, or as Optional Equity Compensation, shall be fully and immediately vested and exercisable as of the date of their grant.

       (c)  Exercise of the Stock Option

            (i) Mechanics and Notice. Stock Options may be exercised to the extent exercisable by giving written notice to the Company specifying the number of Stock Options to be exercised, the date of the grant of the Stock Option or Stock Options to be exercised, the Option Price, the desired effective date of the exercise, the number of full shares of Option Stock to be retained by the Optionee after exercise, and the method of payment. Once written notice complying with the requirements of this subsection is received, the Committee or its designee shall promptly notify the Optionee of the amount of the Option Price and withholding taxes due. Payment of any amounts owing shall be due immediately upon receipt of such notice.

            (ii) Withholding Taxes.  As a condition to the
                 issuance of shares of Option Stock upon
                 exercise of a Stock Option granted under this Plan, the Optionee will pay to the Company in cash, through share netting as described in subsection 6.1(d), or in such other form as the Committee may determine in its discretion, the amount of the Company's tax withholding liability, if any, associated with such exercise. The Committee may prescribe a specific method of payment of such withholding, in its discretion. For purposes of this subsection 6.1(c)(ii), "tax withholding liability" will mean all federal and state income taxes, social security tax, medicare tax and any other taxes applicable to the income arising from the transaction required by applicable law to be withheld by the Company.

           (iii) Payment of Option Price. Each Stock Option Agreement will specify the Option Price, with respect to the exercise of Stock Options granted thereunder, which may be stated in terms of a fixed dollar amount, a percentage (not less than 100%) of Fair Market Value at the time of the grant, or such other method as determined by the Committee in its discretion. In no event will the Option Price for a Stock Option granted hereunder be less than the Fair Market Value of the Option Stock at the time such Stock Option is granted. The Option Price will be payable to the Company in United States dollars in cash or by check or, such other legal consideration as may be approved by the Committee, in its discretion.

       (d) Share Netting. The Optionee may pay all or a portion of the Option Price and/or the tax withholding liability, if applicable, with respect to the exercise of a Stock Option by withholding shares of Option Stock ("share netting"), provided that the Committee determines that the Fair Market Value of such netted Option Stock is equal to the corresponding portion of such Option Price and/or tax withholding liability, as the case may be, to be paid for therewith.

       (e) Termination of the Stock Option. Except as otherwise provided herein, each Stock Option Agreement will specify the period of time, not to exceed ten years, to be determined by the Committee in its discretion, during which the Stock Option granted therein will be exercisable (the "Option Period"). To the extent not previously exercised, each Stock Option will terminate upon the expiration of the Option Period specified in the Stock Option Agreement; provided, however, that, subject to the discretion of the Committee, each Stock Option will terminate, if earlier: (a) six months after the date of the Optionee's Separation from Service for any reason, other than death, Disability, or Retirement; or (b) five years after the date of the Optionee's Separation from Service by reason of such person's death, Disability or Retirement.

            (i)  Limited Stock Appreciation Rights.
                 Notwithstanding any other provision of this Agreement, and except as provided in subsection 6.1(e)(i)b, below, each Stock Option will be cancelled on the effective date of a Change in Control of the Company or a liquidation or dissolution of the Company, and in lieu of further rights under the Stock Options, Optionees will receive from the Company in cash the difference between the Fair Market Value and the Option Price, multiplied by the number of shares to which each Stock Option relates.

                 a. For purposes of subsection 6.1(e)(i) only, the Fair Market Value shall be the average between the highest and lowest quoted price per share for sales made and reported on the New York Stock Exchange, or on a sales or quotation system maintained by the National Association of Securities Dealers, or such other national stock exchange on which such Stock of the Company may then be listed and which constitutes the principal market for such Stock on the latest trading date for which sales or quotations are reported prior to such effective date or, if greater, the price or value received by shareholders for a share of Stock with respect to the largest number of shares the ownership of which is transferred in conjunction with such Change in Control, liquidation or dissolution of the Company.

                 b. The Board shall receive an opinion, dated as of the Change in Control, from the independent auditors of the surviving company, that the limited stock appreciation rights granted in subsection 6.1(e)(i) do not prevent the Change in Control from being accounted for as a pooling of interests. If the Board does not receive the required opinion, it may declare subsection 6.1(e)(i) to be nullified. In such case, all previously vested Stock Options shall continue to be fully exercisable, and all unvested Stock Options shall become immediately and fully exercisable, upon the Change in Control pursuant to the terms of this Plan.

       (f) Modification of Stock Options. Subject to the terms and conditions and within the limitations of this Plan, the Committee may modify outstanding Stock Options granted under this Plan, but in no event may the Committee change the Option Price as stated in the Stock Option Agreement, if expressed as a fixed dollar amount, or the manner in which the Option Price is to be calculated as stated in the Stock Option Agreement, if expressed as a percentage of Fair Market Value at the time of the grant, a market or peer group index or otherwise. Notwithstanding the foregoing, no modification of any Stock Option will, without the consent of the holder of the Stock Option, alter or impair any rights or obligations under any Stock Option previously granted under this Plan.

       (g) Transferability of Stock Options. Stock Options will be subject to Transfer by the Optionee only by will or the laws of descent and distribution or, at the discretion of the Committee, by direct gift to a family member, or gift to a family trust or family partnership. The terms "family member," "family trust" and "family partnership" shall have meanings consistent with Section 704 of the Code. Stock
            Options will be exercisable only by the Optionee during the Director's lifetime, or, by any of the recipients of the Transfers specifically permitted by this subsection 6.1(g).

       (h) Compliance with Law. Notwithstanding any other provision of this Plan, Stock Options may be granted pursuant to this Plan, and Option Stock may be issued pursuant to the exercise thereof by an Optionee, only after there has been compliance with all applicable federal and state tax and securities laws. The right to exercise a Stock Option will be further subject to the requirement that if at any time the Committee or legal counsel of the Company determines, in its discretion, that the listing, registration or qualification of the shares of Option Stock called for by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of or in connection with the granting of such Stock Option or the purchase of shares of Option Stock, the Stock Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions not acceptable to the Committee, in its discretion.

       (i) Stock Certificates. Certificates representing the Option Stock issued pursuant to the exercise of Stock Options will bear all legends required by law and necessary to effectuate this Plan's provisions. The Company may place a "stop transfer" order against shares of the Option Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this subsection 6.1(i) have been complied with.

       (j) Other Provisions. The Stock Option Agreement may contain such other terms, provisions and conditions, including such special forfeiture conditions, rights of repurchase, rights of first refusal and other restrictions on Transfer of Option Stock issued upon exercise of any Stock Options granted hereunder, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

          SECTION VIII - PHANTOM STOCK (DEFERRED COMPENSATION)

  8.1 Phantom Stock Deferrals. Pursuant to Section 4.6, each Director may defer all or a part of the Designated Equity Compensation of one or more types of Director's Fees by electing to receive Phantom Stock instead of such fees, if Phantom Stock is an available form of Equity Compensation for the Plan Year. Pursuant to Section 5.6, each Director may defer all or a part of the Optional Equity Compensation of one or more types of Director's
       Fees by electing to receive Phantom Stock instead of cash payment of such fees.

  8.2 Effect of Deferral. To the extent the Company is required to withhold taxes or any other amounts from Phantom Stock Account credits or any other deferrals pursuant to any federal, state or local law, the Committee may provide for such withholding in any manner it deems appropriate.

  8.3 Pre-Existing Director Deferred Compensation Plans or Agreements. For all Phantom Stock Accounts established prior to February 19, 1997, the effective date of this amended and restated Plan, in order to facilitate record keeping which will be compatible with the operation of the Plan as amended and restated, all such Phantom Stock Accounts will be valued in terms of units of Phantom Stock. With Committee approval, a Deferring Director may elect to consolidate any other accumulated deferrals or Phantom Stock he or she may have under any other director deferred compensation plan sponsored by a Participating Company with the Director's Phantom Stock Accounts in this Plan. Such transferred amounts will be governed by the provisions of this Plan for all purposes. No cash payments, after-tax deferral accounts or qualified plan rollovers or transfers will be accepted under this Plan.

  8.4 Non-Alienation. No Phantom Stock Account under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No Phantom Stock Account under this Plan shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such Account except such claims as may be made by the Company or any Participating Company.

  8.5 Unsecured Creditors. All amounts held in Phantom Stock Accounts under this Plan will be unsecured liabilities of the Company. Nothing contained herein, and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company, Participating Companies, Directors or any other person.
       To the extent that a Director or any other person acquires a right to receive payments under the terms of this Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company or Participating Companies. All payments made under the terms of this Plan shall be made from the general funds of the Company, or Participating Companies, and no segregation of assets shall be made for the payment of any Phantom Stock Account distributions under the terms of this Plan to any Deferring Director or beneficiary thereof. Notwithstanding the foregoing, the Company may establish an irrevocable Rabbi Trust to provide funding of Phantom Stock Accounts payable under the Plan. At all times, the assets of such trust shall remain subject to the claims of the Company's creditors and Deferring Directors' claims to such assets shall be no greater than those of an unsecured, general creditor of the Company.

  8.6 Tax Treatment of Phantom Stock. Any Phantom Stock or other compensation deferred under this Plan shall not be deemed compensation and shall not be included in a Director's taxable income nor deductible by the Company under federal or state law until actually received by the Deferring Director. In order to ensure that Phantom Stock or other deferred compensation payable under this Plan is not deemed received until it is distributed according to Section X, the Committee may require Deferring Directors to make Designated Elections and Optional Elections earlier than 30 days prior to the beginning of a Plan Year. Any other rights, powers, privileges or duties in connection with the establishment and administration of Phantom Stock Accounts under this Plan shall not be effective if and to the extent that the same, if effective, would result in the compensation deferred under this Plan being subject to taxation before actual receipt by the Deferring Director. All provisions of this Plan relating to the Phantom Stock Accounts shall be subordinate to this requirement and any interpretations or constructions to be given to this Plan shall be made in such a manner as to carry out this intention.

                SECTION IX - MAINTENANCE AND VALUATION
                     OF PHANTOM STOCK ACCOUNTS

  9.1 Maintenance of Separate Phantom Stock Accounts. For each Deferring Director, the Company shall establish a separate Phantom Stock Account according to generally accepted accounting principles, which shall reflect all deferrals and Phantom Stock accumulations under this Plan and adjustments to the value of Deferring Director's Phantom Stock Accounts in accordance with Section 9.2. Each Deferring Director will be furnished a statement of the Director's Phantom Stock Accounts not less often than annually and following the complete distribution of such Phantom Stock Accounts to the Deferring Director.

  9.2 Valuation of Phantom Stock Accounts. Phantom Stock Accounts will be credited, as described in Sections 4.6 and 5.6, with units of Phantom Stock and dividend credits on such Phantom Stock. No specific assets will be invested under this Plan nor will shares be held on behalf of a Deferring Director. The value of each of a Deferring Director's Phantom Stock Accounts will be determined as if assets were invested in shares of Company Stock.

            The Committee shall have the authority to establish such consistent and nondiscriminatory accounting procedures as it deems appropriate to credit Phantom Stock and dividends and transfers from other director deferred compensation plans to a Deferring Director's Phantom Stock Accounts, and to specify the date as of which the value of Company Stock shall be determined for purposes of valuing a Deferring Director's Phantom Stock Accounts. Phantom Stock Accounts shall be valued as of each Valuation Date.

            Upon a partial or total distribution of the Deferring Director's Phantom Stock Accounts, the Committee shall determine the value of the Deferring Director's Phantom Stock Accounts by adding (i) the value of such Phantom Stock Accounts as of the Valuation Date preceding the date of distribution, and (ii) any additional Phantom Stock or dividend credits to the Phantom Stock Account since the Valuation Date preceding the date of distribution.

     SECTION X - DISTRIBUTION OF PHANTOM STOCK ACCOUNT BALANCES

  10.1 Forms of Distribution. All distributions of Phantom Stock Account balances will be paid in cash, Stock, or some combination of both, in accordance with an election made by the Deferring Director prior to receiving a distribution. If no election is made, distributions will be made in cash. In the event that fractional shares of Stock become payable to a Deferring Director, in lieu of payment in fractional shares, the Deferring Director will receive the value of such shares in cash.

  10.2 Distribution Upon Separation from Service.

       (a) General Rule. In the event of a Deferring Director's Separation from Service, the Deferring Director shall receive a single distribution of Phantom Stock Account balances as of the date of Separation from Service as soon as practicable following the Director's Separation from Service, unless the Deferring Director has previously elected an alternative method of distribution under
            Section 10.2(b).

       (b) Timing of Alternative Distribution Method Election. An election of an alternative method of distribution of Phantom Stock Account balances described in Sections 10.2(c) or 10.2(d) must be made by the Deferring Director on a form supplied by the Company and delivered to the Committee no later than the earlier of:

            (i) three months prior to the Director's Separation from Service; or

            (ii) the last day of the calendar year preceding the
                 calendar year in which the Director's
                 Separation from Service occurs.

       (c) Single Deferred Distribution. A Deferring Director may elect to receive a single deferred distribution of the Director's Phantom Stock Account balances on the 5th or 10th anniversary of the Deferring Director's Separation from Service. The distribution will be made by the Company as soon as practicable following the anniversary date elected by the Deferring Director. If a Deferring Director makes an election under this Section 10.2(c), and dies prior to receiving all amounts payable under the Plan, the remaining amounts payable shall be distributed to the Deferring Director's Beneficiary in accordance with the Deferring Director's election.

       (d) 5 or 10 Year Installments. A Deferring Director may elect to receive a deferred distribution of Phantom Stock Account balances in 5 or 10 annual installments commencing as soon as practicable following the first anniversary of the Deferring Director's Separation from Service. The amount of each annual distribution shall equal the total value of the Deferring Director's Phantom Stock Account in the Plan as of the Valuation Date immediately preceding the distribution divided by the number of payments remaining to be made to the Deferring Director. If a Deferring Director makes an election under this Section 10.2(d), and dies prior to receiving all amounts payable under the Plan, the remaining amounts payable shall be distributed to the Deferring Director's Beneficiary in accordance with the Deferring Director's election.

  10.3 Cessation of Deferring Director. A Deferring Director shall continue to participate in the Plan until such time as the full value of the Director's Phantom Stock
       Accounts has been distributed.

  10.4 Effect of a Change in Control on Phantom Stock Accounts. Subject to prior approval by the Committee of an alternative course of action, including immediate distribution of all Phantom Stock Account balances, in the event of a Change in Control of the Company, the Committee shall make appropriate arrangements with and obtain such binding commitments from the Company's successor as are necessary to provide for the distribution of all Phantom Stock Accounts in accordance with the terms of this Plan.

                  SECTION XI - BENEFICIARIES

  11.1 Beneficiary Designation. A Director may designate, by written notice delivered to the Committee or its designee prior to the Director's death, a Beneficiary or Beneficiaries to receive, in the event of the Director's death, all or part of the amount of the Director's Phantom Stock Accounts, any of the Director's Stock Options granted pursuant to the Plan or any of the Director's unvested shares of Restricted Stock granted pursuant to the Plan. A designation of Beneficiary may be replaced by a new designation or may be revoked by the Director at any time by written notice delivered prior to the Director's death.

  11.2 Absence of Beneficiary or Uncertain Beneficiary. If no beneficiary designation is in effect at the time of a Director's death, or if no designated beneficiary survives the Director, or such designation conflicts with law, payment of the amount, if any, payable under the Plan upon the Director's death shall be made to the Director's estate.

            If the Committee is in doubt as to the right of any person to receive such amount, the Committee may retain such amount without liability for any interest thereon, until the rights to such amount are determined or the Committee may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company, the Participating Companies, the Plan and the Board. Every person receiving or claiming payment under this Plan shall be presumed to be mentally competent and of full legal age until the date on which the Committee receives a written notice, that such person is incompetent or a minor for whom a guardian or other person legally vested with the care of the Director's person or estate has been appointed. However, if the Committee shall find that any person to whom an amount is payable is unable to care for the Director's affairs because of incompetency or the person is a minor, any payment due (unless a prior claim shall have been made by a duly appointed legal representative) may be paid to the spouse, child, parent, brother, or sister of such person, or to any person or institution deemed by the Committee to have incurred expense for such person otherwise entitled to payment.
       To the extent permitted by law, any such payment so made shall be a complete discharge of liability under this Plan.

            In the event a guardian of the estate of any person receiving or claiming payment under this Plan shall be appointed by a court of competent jurisdiction, payments may be made to such guardian provided that proper proof of appointment and continuing qualification is furnished to the Company. To the extent permitted by law, any such payment so made shall be a complete discharge of any liability under the Plan.

                     SECTION XII - ADMINISTRATION

  12.1 Administration of Plan. This Plan will be administered by the Committee, which may delegate such powers or duties to employees of the Company or a Participating Company, as it deems appropriate, provided that such delegation is consistent with maintaining an exemption from the short-swing profit liability provisions of
       Section 16 of the 1934 Act.

  12.2 Power of Plan Administrator. Except as otherwise expressly provided in this Plan, the Committee shall have full power and authority, within the limits provided by this Plan:

       (a) to interpret this Plan, resolve ambiguities that arise under the Plan and make equitable adjustment for any mistakes or errors made in the administration of this Plan;

       (b) to determine all questions arising in the administration of this Plan, including the power to determine the rights of Directors and their Beneficiaries;

       (c) to adopt such rules and regulations as it may deem reasonably necessary for the proper and efficient administration of this Plan consistent with its purposes;

       (d) to enforce this Plan in accordance with its terms and any rules and regulations adopted by the Committee;

       (e) to determine the period or periods of time during which Stock Options may be exercised or become exercisable, the Option Price and the duration of such Stock Options, and other matters to be determined by the Committee in connection with specific Stock Option grants and Stock Option Agreements as specified under this Plan;

       (f) to determine the period or periods of time during which the Restricted Stock may vest, and other matters to be determined by the Committee in connection with specific issuances of Restricted
            Stock and Restricted Stock Agreements as provided in this Plan; and

       (g) to do all other acts which in its judgment are necessary or desirable for the proper and effective administration of this Plan.

                     SECTION XIII - MISCELLANEOUS

  13.1 Expenses. Expenses of administering the Plan, will be borne by the Company and Participating Companies.

  13.2 Amendments. The Board may amend the Plan at any time in its sole discretion, provided that:

       (a) Any such amendment will be effective at such date as the Board may determine;

       (b) No amendment shall reduce the value of a Deferring Director's Phantom Stock Accounts as of the date the Board adopts the amendment, but an amendment may change the manner in which Plan distributions or earnings or losses on Phantom Stock Accounts are determined;

       (c) No such action may, without the approval of the shareholders of the Company, materially increase (other than by reason of an adjustment pursuant to Section 13.4 hereof) the aggregate number of shares of Stock, Option Stock and Restricted Stock in the Stock Pool that may be granted pursuant to this Plan; and

       (d) No action of the Board or Committee shall alter or impair any Stock Option or Restricted Stock previously granted or awarded under this Plan without the consent of such affected Optionee or Restricted Stockholder.

  13.3 Plan Termination. The Board may terminate this Plan at any time; however, no termination shall alter or impair any Stock Option or Restricted Stock previously granted or awarded under this Plan without the consent of such affected Optionee or Restricted Shareholder, nor shall any termination reduce the value of the Deferring Director's Phantom Stock Accounts as of the date the Board terminates the Plan.

  13.4 Adjustments Upon Changes in Stock. In the event of any change in the outstanding Stock of the Company as a result of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made:

       (a)  in the aggregate number of shares of Stock, Option
            Stock and Restricted Stock in the Stock Pool;

       (b) in the Option Price and the number of shares of Option Stock that may be purchased pursuant to an outstanding Stock Option granted hereunder; and

       (c) in the number of units of Phantom Stock held in Phantom Stock Accounts maintained under this Plan;
            and

       (d) with respect to other rights and matters determined on a per share basis under this Plan or any associated Stock Option Agreement or Restricted
            Stock Agreement.

       (e) Any such adjustments will be made only by the Committee, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan and all Stock Options, Restricted Stock and Phantom Stock then outstanding. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its Stock or securities convertible into or exchangeable for shares of its Stock.

  13.5 Notices. Notices, reports and statements to be given, made or delivered to a Director will be deemed duly given, made or delivered, when addressed to the Director, and delivered by first class mail, to such Director's last known residence or business address. All notices required to be given by a Director will be given on a form provided for the purpose and will be deemed received when delivered to the Committee, care of the Company's Senior Vice President of Human Resources at 211 S. Rose, Kalamazoo, MI, 49007.

  13.6 Applicable Law. This Plan shall be governed by the law of the State of Michigan, to the extent not preempted by federal law.

  13.7 Plan Binding upon Successors. This Plan shall be binding upon and inure to the benefit of the Company, the Participating Companies, Directors and their respective successors, assigns, personal representatives, heirs, legatees and beneficiaries.


  Approved by the Board of Directors on February 21, 1996.


  Amended and restated by the Board of Directors on February 19, 1997.


       Approved by shareholders on April 16, 1997.